Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

UNDER 18 U.S.C. § 1350

I, Kimberly J. Popovits, the chief executive officer of Genomic Health, Inc. (the “Company”), do hereby certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

(i)	the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2019 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ay
Date: August 6, 2019	/s/ Kimberly J. Popovits
Kimberly J. Popovits
President and Chief Executive Officer (Principal Executive Officer)